UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Magnum Opus Acquisition Limited

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In connection with the previously announced business combination between Magnum Opus Acquisition Limited (“Magnums Opus”) and Forbes Global Media Holdings (“Forbes”), an article was published in Business Insider on August 27, 2021. A copy of the article is being filed herewith as a soliciting material.

Forbes is set to go public via a SPAC at a $630 million valuation. Its CEO outlines his plan to supercharge its direct-to-consumer strategy.

Lara O'Reilly

•	Forbes is planning to go public through a SPAC, valuing the combined entity at $630 million.
•	In an interview, Forbes CEO Mike Federle outlined plans to grow its direct-to-consumer business.
•	While a "rollup strategy" wasn't the intention of the deal, Forbes may hunt for acquisitions.

Forbes Global Media said this week it planned to go public via a merger with Magnus Opus Acquisition, a special purpose acquisition company, a deal that is expected to value the combined entity at $630 million.

In an interview with Insider, edited for clarity and length, Forbes CEO Mike Federle outlined how the 104-year-old media company plans to grow the revenue it derives directly from its audience, such as through premium membership and events — though there are no plans to raise a "hard paywall."

Elsewhere, while the deal isn't the precursor to a "rollup strategy," Federle said Forbes will also be on the hunt for acquisition opportunities.

Why SPAC?

We agreed SPACs were the best opportunity for us in that it will create cash for the company on our balance sheet to grow the business. $140 million on the balance sheet with no debt gives a lot of maneuverability to develop the premium-product plan and to do M&A or partnerships in bigger way.

Forbes was reportedly in talks to sell itself to a group of investors led by GSV's Michael Moe this year. What happened?

We put up a formal process for bidding early in the year and we got inundated with interest, which was terrific. It's another indication of how big this brand is and how well it's known around the world. A lot of groups stayed in the hunt right up to the end.

What do you plan to invest in?

Broadly speaking, our goal is closing the gap between our enterprise value and our much bigger brand value.

What's your brand value, in dollars?

I couldn't put a dollar amount on it. There's probably a goodwill number. It's well in excess of multiples of the enterprise value.

We already accomplished a very successful digital transformation and created a digital-media company of scale. Now we're embarking on this conversion of this large captive audience and creating a more deeply engaged paid-membership ecosystem.

This slide from Forbes' investor presentation shows how the company intends to derive a larger proportion of its revenue directly from consumers. 'Media,' in this case, largely refers to advertising revenue. Forbes

We're not dropping a hard paywall. We believe the ad business is going to continue to grow. Consumer revenue is all accretive.

One example: Financial advisors are a group we identified who have a deep interest in Forbes. We have lists of the top financial advisors based on performance. There was interest in that group to get together once a year to trade strategies, so that's a conference we host that produces millions of dollars of consumer revenue from participants.

We also launched a new product called Profiles. If you're on this list you can create a LinkedIn-like profile that resides on Forbes.com. They use it for marketing purposes and they pay us to do that. [Profiles] will generate, we believe, many millions of dollars going forward.

What acquisitions are you looking at?

What we sold to investors is direct-to-consumer conversion, not an M&A strategy, not a rollup strategy.

We'll be opportunistically grabbing opportunities that come our way or that we seek out — there's no shortage out there.

We have several proof-cases already where we made investments, where just adding the Forbes brand to an unknown but growing company can really catapult it forward. Also. our search ranking is such that if you start promoting under Forbes' brand name, you can really break through all the clutter. We have a lot of value to bring to companies that others can't.

Is the plan to be profitable over the coming years?

In this industry it is a misnomer that because a lot of people are running unprofitable businesses, everyone is unprofitable.

We have had tens of millions of dollars of profit for many years and we are going to continue to be profitable through this conversion strategy.

This slide from Forbes' investor presentation shows how the company projects to grow its annual "pro forma revenue" by 15% to $211 million in 2021.

The best indicator of that is that we were able to raise a $400 million PIPE (private investment in public equity). No one is raising PIPEs like that in this current environment. It's a real testament of our current business.

Most importantly, people understand this gap between the size of the business and the potential size of the business for the brand.

The best indicator of the difference between us and other media companies trying to use a SPAC to go public is that we are a very solid business now.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Magnum Opus and Forbes. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including strategies or plans as they relate to the proposed transaction, are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Magnum Opus and Forbes believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Magnum Opus and Forbes caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in the proxy statement relating to the proposed transaction, which is expected to be filed by Magnum Opus with the SEC and other documents filed by Forbes or Magnum Opus from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements in this communication include statements regarding the proposed transaction, including the timing and structure of the transaction, the proceeds of the transaction and the benefits of the transaction. Neither Magnum Opus nor Forbes can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including the ability to complete the business combination due to the failure to obtain approval from Magnum Opus’s shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the business combination, the amount of redemption requests made by Magnum Opus’s public shareholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the proxy statement to be filed by Magnum Opus with the SEC and those included under the heading “Risk Factors” in the Magnum Opus’s final prospectus relating to its initial public offering dated March 23, 2021 and other filings with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Magnum Opus, Forbes, their respective directors, officers or employees or any other person that Magnum Opus and Forbes will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Magnum Opus and Forbes as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Magnum Opus and Forbes may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Magnum Opus or Forbes as of any date subsequent to the date of this communication.

Important Information and Where to Find it

In connection with the proposed transaction, Magnum Opus will file a preliminary proxy statement and a definitive proxy statement with respect to the shareholders meeting of Magnum Opus to vote on the proposed transaction. Shareholders of Magnum Opus and other interested persons are encouraged to read, when available, the preliminary and definitive proxy statements as well as other documents to be filed with the SEC because these documents will contain important information about Magnum Opus, Forbes and the proposed transaction. The definitive proxy statement will be mailed to shareholders of Magnum Opus as of a record date to be established for voting on the proposed transaction. Once available, shareholders of Magnum Opus will also be able to obtain a copy of the proxy statements and other documents filed with the SEC without charge, by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong. The preliminary and definitive proxy statements, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Magnum Opus and Forbes and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Magnum Opus and their ownership is set forth in Magnum Opus’s filings with the SEC, including its final prospectus relating to its initial public offering dated March 23, 2021. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Magnum Opus shareholders in connection with the potential transaction will be set forth in the preliminary and definitive proxy statements when those are filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Magnum Opus or Forbes, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.